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                                                                 Exhibit 4(k)(v)

(CUNA MUTUAL GROUP LOGO)

CUNA MUTUAL INSURANCE SOCIETY

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER
                           WITH 10-YEAR BENEFIT PERIOD

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RIDER SECTION 1.                 DEFINITIONS
------------------------------   -----------------------------------------------
1.1 WHAT ARE THE MOST COMMONLY   BENEFIT ALLOCATION MODEL - one or more specific
    USED TERMS AND WHAT DO       investment options or purchase payment
    THEY MEAN?                   allocation models that we will use to provide
                                 the guarantee described by this rider. The benefit allocation model selected is shown on the Rider Data Page.

                                 BENEFIT BASIS - the guaranteed minimum contract value under this rider as of the expiration date for the benefit period. See Rider Section 5.2.

                                 BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                                 MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                                 RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                 RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                                 RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                 STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section 5.4.

                                 STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 5.4. The step-up date will be used to determine step-up anniversaries.

                                 WINDOW PERIOD - the period of time that
                                 additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

RIDER SECTION 2.                 GENERAL INFORMATION
------------------------------   -----------------------------------------------
2.1 WHAT IS OUR AGREEMENT WITH   Our agreement with you includes this rider as a
    YOU?                         part of the contract to which it is attached.
                                 The provisions of the contract apply to this
                                 rider unless they conflict with the rider. If
                                 there is a conflict, the rider provision will
                                 apply. Nothing in this rider is intended to
                                 override the Death of Annuitant and/or Owner
                                 provisions of the contract to which this rider
                                 is attached; and in all events this rider will
                                 be interpreted in a manner consistent with
                                 Section 72(s) of the Internal Revenue Code. The
                                 issue date for this rider is shown on the Rider
                                 Data Page.
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                                 We promise to provide the benefits described in
                                 this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE ELIGIBILITY     To be eligible for this rider the annuitant
    REQUIREMENTS AND BENEFITS    (both annuitants if joint annuitants) must be
    PROVIDED BY THIS RIDER?      no older than age 85 on the rider issue date.
                                 This rider is not available if the plan type for the policy to which this rider is attached is a Beneficiary IRA.

                                 Once issued, this rider provides for a
                                 guaranteed minimum accumulation benefit as described in this rider.

2.3 ARE THERE ANY INVESTMENT     In order to provide the guarantee described by
    RESTRICTIONS?                this rider, we require use of an available
                                 benefit allocation model for your contract value and for allocation of your net purchase payments. A transfer of contract value or change in allocation to an investment option other than an available benefit allocation model is a violation of the investment restrictions.

                                 Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                      a.)  add benefit allocation models without
                                           prior notice;

                                      b.)  remove or substitute benefit
                                           allocation models; and

                                      c.)  substitute investment options within
                                           an available benefit allocation
                                           model.

                                 You will be notified in advance of any
                                 substitution, removal or change to a benefit allocation model that you selected.

2.4 WHAT HAPPENS IF THE          If the investment restrictions are violated
    INVESTMENT RESTRICTIONS      during the minimum charge period:
    ARE VIOLATED?

                                      a.)  this rider will automatically
                                           terminate on the last day of the
                                           minimum charge period as shown on the
                                           Rider Data Page;

                                      b.)  the benefit basis will be the benefit
                                           basis as of the valuation day
                                           immediately preceding the violation
                                           for the sole purpose of calculating
                                           the rider charge from the date of the
                                           violation to the date of termination;
                                           and

                                      c.)  as of the date of the violation:

                                           1.)  the guaranteed minimum
                                                accumulation benefit described
                                                in Rider Section 5 will be
                                                revoked;

                                           2.)  you can not step-up the benefit
                                                basis or renew a benefit period
                                                as described in Rider Sections
                                                5.4 and 5.5; and

                                           3.)  this rider can not be converted
                                                to a Guaranteed Lifetime
                                                Withdrawal Benefit Rider as
                                                described in Section 5.6.

                                 If the investment restrictions are violated on
                                 any date following completion of the minimum
                                 charge period, this rider will automatically
                                 terminate as of the date the violation
                                 occurred.
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2.5 WHEN WILL THIS RIDER         Elective termination of this rider prior to the
    TERMINATE?                   end of the minimum charge period is not
                                 allowed. The minimum charge period is shown on the Rider Data Page.

                                 This rider will automatically terminate on the earliest of:

                                      a.)  the expiration date of the benefit
                                           period, unless you elect to renew the
                                           benefit period;

                                      b.)  the payout date;

                                      c.)  the date due proof of death of the
                                           annuitant (last remaining annuitant
                                           if joint annuitants) is received;

                                      d.)  the date there is a change of
                                           annuitant for any reason; or

                                      e.)  the date you surrender your contract.

                                 This rider will also terminate if the
                                 investment restrictions are violated. See Rider
                                 Section 2.4.

RIDER SECTION 3.                 RIDER CHARGES
------------------------------   -----------------------------------------------
3.1 IS THERE A CHARGE FOR THIS   There is an annual charge for this rider. The
    RIDER?                       annual charge is determined by multiplying the
                                 current annual rider charge (shown on the Rider
                                 Data Page) by the average daily benefit basis for the prior contract year. The benefit basis as of each calendar day will be used to calculate the average daily benefit basis for the prior contract year.

                                 The current annual rider charge is guaranteed not to change for the duration of the benefit period. If you elect to step-up your benefit basis or renew a benefit period, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. The rider charge will not exceed the maximum annual rider charge shown on the Rider Data Page.

                                 During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                 The rider charge will also be deducted upon:

                                      a.)  full surrender of the contract;

                                      b.)  election to step-up the benefit
                                           basis;

                                      c.)  expiration of the benefit period;

                                      d.)  conversion to a Guaranteed Lifetime
                                           Withdrawal Benefit Rider;

                                      e.)  termination of the rider after
                                           expiration of the minimum charge
                                           period;

                                      f.)  payment of death proceeds; or

                                      g.)  the start of payments under an income
                                           payout option, if not on a contract
                                           anniversary.

                                 Any charge for a partial year will be in
                                 proportion to the number of days since the
                                 prior contract anniversary.
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RIDER SECTION 4.                 PURCHASE PAYMENTS AND TRANSFERS
------------------------------   -----------------------------------------------
4.1 CAN YOU CHANGE THE           You may change the allocation of subsequent net
    ALLOCATION OF NET PURCHASE   purchase payments to one of the other available
    PAYMENTS?                    benefit allocation models at any time, without
                                 charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                 Changing allocation to an investment option other than an available benefit allocation model during a benefit period is a violation of the investment restrictions. See Rider Section 2.4, for a description of the consequences of such violation.

4.2 HOW WILL ADDITIONAL          Additional purchase payments will increase your
    PURCHASE PAYMENTS MADE TO    benefit basis, subject to the following
    YOUR CONTRACT AFFECT THE     requirements:
    BENEFIT BASIS?
                                      a.)  we must receive any additional
                                           purchase payments during the window
                                           period shown on the Rider Data Page;
                                           and

                                      b.)  the increase in your benefit basis is
                                           limited to the maximum window
                                           purchase payment amount shown on the
                                           Rider Data Page.

                                 Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

                                 The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore additional purchase payments that increase your benefit basis will also increase the annual charge for this rider.

4.3 CAN CONTRACT VALUE BE        You may transfer your contract value to any
    TRANSFERRED?                 benefit allocation model that we make
                                 available.

                                 Transferring your contract value to an
                                 investment option other than an available benefit allocation model is a violation of the investment restrictions. See Rider Section 2.4 for a description of the consequences of such violation.

RIDER SECTION 5.                 GUARANTEED MINIMUM ACCUMULATION BENEFIT
------------------------------   -----------------------------------------------
5.1 WHAT IS THE GUARANTEED       The guaranteed minimum accumulation benefit is
    MINIMUM ACCUMULATION         a guarantee that your contract value as of the
    BENEFIT?                     expiration date for the benefit period will be
                                 at least as great as the benefit basis.
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5.2 HOW IS THE BENEFIT BASIS     The benefit basis as of the rider issue date is
    DETERMINED?                  shown on the Rider Data Page and is equal to:

                                      a.)  your initial purchase payment if this
                                           rider is issued at the same time your
                                           contract is issued;

                                      b.)  your contract value as of the rider
                                           issue date if this rider is issued
                                           after your contract is issued; or

                                      c.)  the continuation amount if this rider
                                           is issued as a result of spousal
                                           continuation.

                                 The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data
                                 Page).

5.3 HOW IS YOUR BENEFIT BASIS    If you make a partial withdrawal, your benefit
    ADJUSTED FOR PARTIAL         basis will be reduced by the greater of:
    WITHDRAWALS?
                                      a.)  the partial withdrawal amount,
                                           including associated surrender
                                           charges, if any; or

                                      b.)  the proportion of your benefit basis
                                           withdrawn. The proportion is equal to
                                           (1) divided by (2), with the result
                                           multiplied by (3), where:

                                           (1) = the partial withdrawal amount,
                                                 including associated surrender
                                                 charges, if any;

                                           (2) = the contract value immediately
                                                 prior to the partial
                                                 withdrawal; and

                                           (3) = the benefit basis immediately
                                                 prior to the partial
                                                 withdrawal.

                                 The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore partial withdrawals that decrease your benefit basis will also decrease the annual charge for this rider.

5.4 CAN YOU STEP-UP THE          You have the option to step-up the benefit
    BENEFIT BASIS TO EQUAL THE   basis to equal the current contract value and
    CURRENT CONTRACT VALUE?      begin a new benefit period on any monthly
                                 anniversary on or following the third (3rd) rider anniversary. If step-up is elected, you have the option to step-up the benefit basis again on any monthly anniversary on or following the third (3rd) step-up anniversary.

                                 You may step-up the benefit basis provided:

                                      a.)  your contract value is greater than
                                           zero;

                                      b.)  your contract value is greater than
                                           the benefit basis as of the step-up
                                           date;

                                      c.)  the benefit provided by this rider
                                           has not been revoked due to a
                                           violation of the investment
                                           restrictions

                                      d.)  the annuitant is age 85 or younger as
                                           of the step-up date; and

                                      e.)  the expiration date for the new
                                           benefit period does not extend past
                                           the anticipated payout date shown on
                                           the Contract Data Page; and

                                      f.)  we receive your written request to
                                           step-up the benefit basis.
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                                 Step-ups will only be allowed if we are issuing
                                 new Guaranteed Minimum Accumulation Benefit
                                 Riders on the date you request a step-up. Your step-up date will be the monthly anniversary following receipt of your written request.

                                 If a step-up is elected:

                                      a.)  the start date for the new benefit
                                           period is equal to the step-up date;

                                      b.)  your benefit basis will be adjusted
                                           to be equal to your contract value as
                                           of the step-up date; and

                                      c.)  the minimum charge period will start
                                           over as of the step-up date.

                                 The rider charge for the new benefit period may differ from the current annual rider charge shown on the Rider Data page. We will send a new Rider Data Page to you with the information that is applicable to the new benefit period.

                                 The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore electing to step-up your benefit basis will result in an increase in the annual the charge for this rider, even if the current annual rider charge shown on your Rider Data Page does not change. See Rider Section 3.1.

5.5 CAN A BENEFIT PERIOD BE      You have the option to renew a benefit period
    RENEWED?                     as of the expiration date provided:

                                      a.)  the expiration date for the renewal
                                           benefit period does not extend past
                                           the contract anniversary following
                                           the annuitant's 85th birthday or 10
                                           years from the contract issue date;

                                      b.)  the benefit provided by this rider
                                           has not been revoked due to a
                                           violation of the investment
                                           restrictions;

                                      c.)  your contract value is greater than
                                           the benefit basis as of the
                                           expiration date; and

                                      d.)  your written request to renew the
                                           benefit period is received in the
                                           home office thirty (30) days prior to
                                           an expiration date.

                                 If you elect to renew a benefit period:

                                      a.)  the start date for the renewal
                                           benefit period is equal to the
                                           expiration date for the prior benefit
                                           period;

                                      b.)  the benefit basis will be adjusted to
                                           equal your contract value as of the
                                           renewal date; and

                                      c.)  the minimum charge period will start
                                           over as of the renewal date.

                                 The rider charge for the renewal benefit period
                                 may differ from the current annual rider charge
                                 shown on the Data Page. We will send a new
                                 Rider Data Page to you with the information
                                 that is applicable to the renewal benefit
                                 period. The annual charge for this rider is
                                 determined by multiplying the current annual
                                 rider charge by the average daily benefit
                                 basis; therefore electing to renew the benefit
                                 basis will result in an increase in the annual
                                 charge for this rider, even if the current
                                 annual rider charge shown on your Rider Data
                                 Page does not change. See Rider Section 3.1
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5.6 CAN THIS RIDER BE            You have the option to convert this rider by
    CONVERTED TO A GUARANTEED    written request to a Guaranteed Lifetime
    LIFETIME WITHDRAWAL          Withdrawal Benefit Rider provided:
    BENEFIT RIDER?
                                      a.)  the benefit provided by this rider
                                           has not been revoked due to a
                                           violation of the investment
                                           restrictions;

                                      b.)  the annuitant is age 85 or younger as
                                           of the date of conversion; and

                                      c.)  a Guaranteed Lifetime Withdrawal
                                           Benefit Rider is available for this
                                           purpose at the time of conversion.

                                 Conversion will occur on the monthly
                                 anniversary following receipt of your written request for conversion.

5.7 WHAT HAPPENS ON THE          On the expiration date, we will compare the
    EXPIRATION DATE?             benefit basis to your contract value.

                                 If the benefit basis is greater than your contract value:

                                      a.)  we will add the difference to your
                                           contract value in the same proportion
                                           that the value in each investment
                                           option has to the total value; and

                                      b.)  this rider will terminate.

                                 If the benefit basis is less than your contract value you may exercise one of the following options by written request, with no increase to your contract value:

                                      a.)  renew the benefit period as described
                                           in Rider Section 5.5; or

                                      b.)  convert this rider to an available
                                           Guaranteed Lifetime Withdrawal

                                 Benefit Rider as of the benefit period
                                 expiration date as described in Rider Section 5.6.

                                 If you do not exercise your right to renew the benefit period or convert this rider, the rider will terminate; however, your contract value will be increased. The amount of increase will be equal to all rider charges deducted during the most recent benefit period. The increase will occur on the expiration date and will be allocated pro-rata according to your purchase payment allocation designation on file.

CUNA Mutual Insurance Society


/s/ Jeff Post
------------------------------
President

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RIDER DATA PAGE                                        CONTRACT NUMBER: 12345678

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT
                           WITH 10-YEAR BENEFIT PERIOD

ANNUITANT                               ANNUITANT'S ISSUE AGE
---------                               ---------------------
[John Doe]                              [35]

CO-ANNUITANT                            CO-ANNUITANT'S ISSUE AGE
------------                            ------------------------
[Jane Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
--------                                ----------------
[John Doe]                              [October 31, 2008]

STEP-UP DATE: [N/A or actual step-up date]

BENEFIT BASIS: [$100,000]

START DATE: [October 31, 2008]

EXPIRATION DATE: [October 31, 2018]

WINDOW PERIOD: [October 31, 2008 - October 31, 2009]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT ANNUAL RIDER CHARGE: [0.65%]

MINIMUM CHARGE PERIOD: [October 31, 2008 - October 31, 2015]

MAXIMUM ANNUAL RIDER CHARGE: 1.75%

BENEFIT ALLOCATION MODEL:
 100% Conservative Allocation
 100% Diversified Income

CONSERVATIVE MODERATE BLEND
  66% Conservative Allocation
  34% Moderate Allocation

CONSERVATIVE I MODEL
 40% Bond
 10% High Income
 18% Large Cap Value
 12% Large Cap Growth
  5% Mid Cap Value
  3% Mid Cap Growth
  3% Small Cap Value
  3% Global Securities
  6% International Stock

CONSERVATIVE R MODEL
  5% Franklin Income Securities IV
 10% PIMCO VIT Global Bond Unhedged
 10% Franklin High Income IV
 25% PIMCO VIT Total Return
 13% Oppenheimer Main Street/VA Svc
 16% Van Kampen LIT Growth & Income
  4% Van Kampen LIT Mid Cap Growth
  3% Oppenheimer Main St Small Cap/VA Svc
  3% Mutual discovery Securities IV
  6% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  3% PIMCO VIT CommodityRealReturn

CONSERVATIVE C MODEL
 25% Ultra Bond
 10% Franklin High Income IV
 10% PIMCO VIT Global Bond Unhedged
  5% PIMCO VIT Total Return
 16% Van Kampen LIT Growth & Income
 10% Large Cap Growth
  6% Mid Cap Value
  2% Mid Cap Growth
  2% Oppenheimer Main St Small
  7% International Stock
  2% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  3% PIMCO VIT CommodityRealReturn

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CONSERVATIVE/MODERATE I MODEL
 32% Bond
  8% High Income
 17% Large Cap Value
 14% Large Cap Growth
  7% Mid Cap Value
  5% Mid Cap Growth
  4% Small Cap Value
  4% Global Securities
  9% International Stock

CONSERVATIVE/MODERATE R MODEL
  5% Franklin Income Securities IV
  8% PIMCO VIT Global Bond Unhedged
  8% Franklin High Income IV
 19% PIMCO VIT Total Return
 15% Oppenheimer Main Street/VA Svc
 15% Van Kampen LIT Growth & Income
  6% Van Kampen LIT Mid Cap Growth
  5% Oppenheimer Main St Small Cap/VA Svc
  4% Mutual discovery Securities IV
  9% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE C MODEL
 20% Ultra Bond
  8% Franklin High Income IV
  8% PIMCO VIT Global Bond Unhedged
  4% PIMCO VIT Total Return
 16% Van Kampen LIT Growth & Income
 12% Large Cap Growth
  7% Mid Cap Value
  3% Mid Cap Growth
  3% Oppenheimer Main St Small
  8% International Stock
  5% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn